THE DEALER MANAGERS, THE DEPOSITARY, THE INFORMATION AGENT OR YOUR BROKER OR OTHER FINANCIAL ADVISOR CAN ASSIST YOU IN COMPLETING THIS NOTICE OF GUARANTEED DELIVERY.

                      THIS IS NOT A LETTER OF TRANSMITTAL

                         NOTICE OF GUARANTEED DELIVERY
                        FOR DEPOSIT OF COMMON SHARES OF

                               DUPONT CANADA INC.
                   PURSUANT TO THE OFFER DATED APRIL 17, 2003

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (TORONTO TIME) ON MAY 23,
                2003, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN.

     This Notice of Guaranteed Delivery must be used to accept the offer to purchase dated April 17, 2003 (the "Offer") made by DCI Acquisition Inc. (the "Offeror"), a subsidiary of E. I. du Pont de Nemours and Company, to holders of class A common shares, series 1 (the "Common Shares") of DuPont Canada Inc. ("DuPont Canada") if (1) certificates for the Common Shares are not immediately available or (2) time will not permit all required documents to reach the Depositary at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, by courier or by mail or may be transmitted by facsimile transmission to the office of the Depositary in Toronto at the address or facsimile number, as applicable, set out below.

     The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer to Purchase and Circular dated April 17, 2003 shall have the meanings set out in the Offer to Purchase and Circular.

TO: THE DEPOSITARY, COMPUTERSHARE TRUST COMPANY OF CANADA

            By Mail:                   By Hand or by Courier:          By Facsimile Transmission:
         P.O. Box 7021                 100 University Avenue                 (416) 981-9663
    31 Adelaide Street East                  9th Floor
        Toronto, Ontario                  Toronto, Ontario
            M5C 3H2                           M5J 2Y1
  Attention: Corporate Actions      Attention: Corporate Actions
                                    Telephone: 1 (800) 564-6253

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THE ADDRESS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN THE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions, such signature must appear in the applicable space provided in the signature box in the Letter of Transmittal.

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

TO:        DCI ACQUISITION INC.
AND TO:  COMPUTERSHARE TRUST COMPANY OF CANADA

     The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Offer and in the related Letter of Transmittal, receipt of which is hereby acknowledged, the Common Shares listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer, "Manner of Acceptance".

---------------------------------------------------------------------------------------------------------------------
     CERTIFICATE NUMBER(S)             NAME AND ADDRESS(ES) OF SHAREHOLDER(S)             NUMBER OF COMMON SHARES
        (if available)                             (please print)                                DEPOSITED
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                              TOTAL:
                                                                                      ------------------------------

-------------------------------------------------    Telephone Number: (   )
                                                     -------------------------------
         Signature(s) of Shareholder(s)              (Business hours)




-------------------------------------------------    Dated:
                                                     -------------------------------------------------
    (Please Print Name(s) of Shareholder(s))

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP) (members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States), guarantees delivery to the Depositary at its address in Toronto set forth herein of the certificate(s) representing the Common Shares deposited hereby, in proper form for transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal or a manually signed facsimile thereof, and all other documents required by the Letter of Transmittal, all prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange after the Expiry Time.

Name of Firm:                                        Authorized Signature:
  -------------------------------------------        ------------------------------------
                  Signature(s)

Address of Firm:                                     Name:
  -----------------------------------------          -------------------------------------------------
-------------------------------------------------    Title:
                                                     -------------------------------------------------
Telephone Number: (   )                              Dated:
  -------------------------------                    -------------------------------------------------